
Legend Media, Inc.
Nevada, USA
100%
Well Chance Investments Limited
British Virgin Islands
80%
100%
Tianjin Based Business
Beijing Based Business
Legend Media Tianjin Investment Company
British Virgin Islands
News Radio Limited
British Virgin Islands
100%
100%
Legend Media Tianjin HK Limited
Hong Kong
CRI News Radio Limited
Hong Kong
100%
100%
Legend (Beijing) Consulting Co.,Ltd.
People's Republic of China
Wholly Foreign Owned Enterprise
Legend (Beijing) Information
and Technology Co., Ltd.
People's Republic of China
Wholly Foreign Owned Enterprise
VIE*
VIE*
Tianjing Yinse Lingdong
Advertising Co., Ltd.
People's Republic of China
Beijing Mahesi Advertising Co., Ltd.
People's Republic of China

* Variable Interest Entity (contractual relationship)